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                              CONSENT TO BE NAMED

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I, Martin D. Payson, do hereby consent to be named in the Registration Statement on Form S-1 of Delta Financial Corporation as a proposed Director of Delta Financial Corporation.


DATED:  OCTOBER 8, 1996



BY: /s/ MARTIN D. PAYSON
    ____________________